EXHIBIT 99.1

               ERIE INDEMNITY REPORTS SOLID THIRD QUARTER EARNINGS

Erie, Pa., October  29,  2003  -  Erie  Indemnity  Company  (Nasdaq: ERIE) today
announced  results  for  the  third   quarter  2003,  including  the  following
highlighted information:

o Net income increased by 21.8 percent to $56.2 million, up from $46.2 million at September 30, 2002
o Net income per share increased by 21.9 percent to $.79 per share, compared to $.65 per share in the comparable quarter for 2002.
o Net income, excluding net realized gains or losses on investments and related federal income taxes, increased by 12.8 percent to $55.0 million, or $.78 per share, up from $48.8 million, or $.69 per share, for the same period one year ago.
o Management fee revenue grew by 10.8 percent to $231.7 million, up from $209.1 million for the same period one year ago.

"We are pleased with Erie Indemnity Company's solid financial performance in the third quarter," said Jeffrey A. Ludrof, president and chief executive officer. "While we maintain our focus on initiatives designed to improve our underwriting profitability, we continue to benefit from the dedication and support of our employees and independent agency force. Their efforts continue to produce favorable policyholder retention."

"An unfortunately large number of claims related to severe weather events masked the progress we are making with improving our underwriting results," Mr. Ludrof noted. "Catastrophe losses were high for the entire insurance industry during the quarter. Hurricane Isabel was particularly devastating for a large number of our policyholders, and many others suffered losses due to wind and hailstorms in western Pennsylvania. Despite these setbacks, we are making progress toward our goals." Mr. Ludrof added: "We continue to experience solid premium growth, primarily due to rate increases and a retention ratio of over 90 percent."




Details of Third Quarter 2003 Results
-------------------------------------
Management operations
---------------------
Management fee revenue increased by 10.8 percent to $231.7 million for the quarter ended September 30, 2003, compared to $209.1 million for the same period one year ago. Management fee revenue continued to grow at a slower rate than the growth in direct written premiums in the third quarter due to the continued effect of the reduction in the management fee rate from 25 percent in 2002 to 24 percent in 2003.

The property and casualty direct written premiums of the Erie Insurance Group, upon which management fee revenue is calculated, totaled $971.0 million in the third quarter of 2003, an increase of 16.1 percent compared to $836.3 million in the third quarter of 2002. Direct written premium for the quarter was impacted by a twelve-month growth rate for policies in force of 9.0 percent and the effect of positive rate actions implemented in 2002 and 2003. The average written premium per policy increased by 9.9 percent for the twelve months ended September 30, 2003, to $964, as compared to $877 for the twelve months ended September 30, 2002.

The decline in the twelve-month growth rate of policies in force was due to a decline in new policies written and a lower retention rate in the third quarter of 2003. New premium written declined 20.6 percent to $125.4 million in the third quarter of 2003 from $157.9 million in the third quarter of 2002. Personal lines new premium written declined 13 percent, while commercial lines new premium written declined 33.9 percent in the third quarter of 2003 compared to the same period in 2002. The year-over-year policy retention rate declined slightly to 90.6 percent from 91.0 percent.

Service agreement revenue increased for the third quarter of 2003 to $6.7 million from $1.2 million in the third quarter of 2002. Included in service agreement revenue are service charges the Company collects from policyholders for providing extended payment plans on policies. The service charge revenue for the third quarter of 2003 was $5.0 million, compared to a charge of $2.3 million for the same period one year ago. During the third quarter of 2002 the Company adjusted service charge revenue which was incorrectly being recognized in full as billing installments were created at the time of policy issuance instead of at the time the billings were rendered. The company recorded a one-time adjustment reducing third quarter 2002 service charge revenue by $7.4 million.

Nonaffiliated assumed voluntary reinsurance premiums of Erie Insurance Exchange, upon which the Company receives a 6.0 percent service fee (down from 7.0 percent in 2002), totaled $27.7 million in the third quarter of 2003, down 44.3 percent from the $49.7 million recorded in the third quarter 2002.

The cost of management operations increased 17.2 percent to $169.8 million in the third quarter of 2003, from $144.8 million for the same period in 2002. Commission costs totaled $125.2 million for the third quarter of 2003, an 18.2 percent increase over the $105.9 million reported in the third quarter of 2002. Third quarter costs of management operations, excluding commissions, increased
14.5 percent to $44.6 million in 2003 from $38.9 million in 2002.

Insurance underwriting operations
---------------------------------
The Company's insurance underwriting operations recorded losses of $4.9 million and $6.3 million in the third quarters of 2003 and 2002, respectively. The underwriting loss for the quarter was due in part to catastrophe losses affecting the Property & Casualty Group totaling $110.1 million. This includes losses associated with Hurricane Isabel of $70 million recorded in the third quarter 2003. The Company's share of catastrophe losses totaled $6.1 million in the third quarter of 2003, compared to $1.5 million in the third quarter of 2002. Offsetting these losses were reinsurance recoveries recorded under the aggregate excess-of-loss reinsurance agreement between the Company's property and casualty subsidiaries and the Erie Insurance Exchange. In the third quarter 2003, the Company recorded recoveries of $7.1 million under this reinsurance agreement.

The statutory combined ratio for the Property & Casualty Group for the third quarter was 117.0, compared to 110.7 for the third quarter of 2002. Excluding catastrophe losses, including Hurricane Isabel, the Property & Casualty Group's combined ratio was 105.0.

Included in the Company's policy acquisition and other underwriting expenses are expenses stemming from the Property & Casualty Group's eCommerce initiative. Company expenses totaled $.5 million for the third quarter 2003 compared to $.9 million for the same period one year ago. These costs will continue to be incurred as the program develops through 2004.

Investment operations
---------------------
Net revenue from investment operations for the third quarter of 2003 reflects an increase of 84.5 percent to $19.8 million, compared to $10.7 million for the same period in 2002.

Net investment income increased by 4.4 percent to $14.5 million for the quarter ended September 30, 2003, from $13.9 million for the same period in 2002.

Net realized gains on investments of $1.8 million were recorded during the third quarter of 2003 compared to net realized losses of $4.0 million for the third quarter of 2002. Net realized losses were affected by impairment charges of $7.0 million recorded during the third quarter of 2002. There were no impairment charges in the third quarter of 2003.

Equity in earnings of limited partnerships totaled $1.3 million in the third quarter of 2003, compared to $0.8 million in the third quarter of 2002.

The Company's earnings, net of tax, from its 21.6 percent equity ownership of Erie Family Life increased to $2.2 million for the third quarter of 2003 from $0.1 million in the third quarter 2002. Strong increases in policy revenue, net investment income and net realized capital gains contributed to the significant improvement in results for Erie Family Life in the third quarter of 2003.

Changes to Financial Reporting
------------------------------
Erie Indemnity Company has been evaluating the application of a recently issued financial accounting standard, [Financial Accounting Standards Board (FASB) Interpretation No. 46, (FIN 46)] to the Erie Insurance Group. As a result of the analysis, the Company has determined that the Erie Insurance Exchange is a variable interest entity (VIE) under the interpretation that should be consolidated for financial statement purposes with the Company. As a consequence of consolidating the Erie Insurance Exchange with the Company, Erie Family Life will also be consolidated with the Company in its financial statements due to the combined ownership interest in Erie Family Life. This change will be reflected in the December 31, 2003 annual report of Erie Indemnity Company, and subsequent quarterly reports. The Company does not expect that the reported net income or shareholder's equity of the Company will change as a result of the consolidation or the Exchange and Erie Family Life into the financial statements of the Company.

Erie Indemnity Company provides management services to the member companies of the Erie Insurance Group, which includes the Erie Insurance Exchange, Flagship City Insurance Company, Erie Insurance Company, Erie Insurance Property and
Casualty Company, Erie Insurance Company of New York and Erie Family Life Insurance Company.

According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 17th largest automobile insurer in the United States based on direct premiums written and the 20th largest property/casualty insurer in the United States based on total lines net premium written. The Group, rated A+ (Superior) by A.M. Best Company, has more than 3.7 million policies in force and operates in 11 states and the District of Columbia. Erie Insurance Group ranked 454 on the FORTUNE 500.

News releases and more information about Erie Insurance Group are available at http://www.erieinsurance.com
----------------------------

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Certain forward-looking statements contained herein involve risks and uncertainties. These statements include certain discussions relating to management fee revenue, cost of management operations, underwriting, premium and investment income volume, business strategies, profitability and business relationships and the Company's other business activities during 2003 and beyond. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expect," "plan," "intend," "anticipate," "believe," "estimate," "project," "predict," "potential" and similar expressions. These forward-looking statements reflect the Company's current views about future events, are based on assumptions and are subject to known and unknown risks and uncertainties that may cause results to differ materially from those anticipated in those statements. Many of the factors that will determine future events or achievements are beyond our ability to control or predict.


                            STATEMENTS OF OPERATIONS
                  AND FINANCIAL POSITION AND OTHER INFORMATION
                                   WILL FOLLOW



ERIE INDEMNITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

                                                      Three months ended September 30,          Nine months ended September 30,
                                                                 (unaudited)                             (unaudited)
                                                             2003              2002                  2003             2002
                                                      --------------------------------          -------------------------------
OPERATING REVENUE:
   Management fee revenue                               $  231,747          $  209,068           $  671,730         $  593,895
   Premiums earned                                          48,358              42,171              140,759            119,824
   Service agreement revenue                                 6,667               1,192               20,014             16,310
                                                        ----------          ----------           ----------         ----------
      Total operating revenue                           $  286,772          $  252,431           $  832,503         $  730,029
                                                        ----------          ----------           ----------         ----------
OPERATING EXPENSES:
   Cost of management operations                        $  169,752          $  144,801           $  494,212         $  421,097
   Losses and loss expenses incurred                        38,723              35,044              115,587             98,431
   Policy acquisition and other underwriting expenses       14,578              13,416               42,065             37,343
                                                        ----------          ----------           ----------         ----------
      Total operating expenses                          $  223,053          $  193,261           $  651,864         $  556,871
                                                        ----------          ----------           ----------         ----------
OTHER INCOME AND EXPENSES:
   Investment income, net of expenses                   $   14,477          $   13,867           $   43,015         $   40,705
   Realized gains (losses) on investments                    1,846              (4,047)               5,815             (8,628)
   Equity in earnings (losses) of limited partnerships       1,311                 803               (1,435)             1,110
                                                        ----------          ----------           ----------         ----------
      Total other income and expenses                   $   17,634          $   10,623           $   47,395         $   33,187
                                                        ----------          ----------           ----------         ----------
Income before income taxes and equity in earnings of
    Erie Family Life Insurance Company                  $   81,353          $   69,793           $  228,034         $  206,345

Less:  Provision for income taxes                           27,124              23,730               76,107             69,171
   Equity in earnings of Erie Family Life Insurance
      Company, net of tax                               $    2,008          $       99           $    4,668         $    1,015
                                                        ----------          ----------           ----------         ----------
               Net income                               $   56,237          $   46,162           $  156,595         $  138,189
                                                        ==========          ==========           ==========         ==========
               Net income per share (basic & diluted)   $     0.79          $     0.65           $     2.21         $     1.94
                                                        ==========          ==========           ==========         ==========
               Weighted average shares outstanding          70,997              71,006               70,997             71,109
                                                        ==========          ==========           ==========         ==========

DIVIDENDS DECLARED
Class A non-voting common                               $     0.19          $     0.17           $     0.57         $     0.51
                                                        ----------          ----------           ----------         ----------
Class B common                                          $    28.50          $    25.50           $    85.50         $    76.50
                                                        ----------          ----------           ----------         ----------


Erie Indemnity Company
CONSOLIDATED STATEMENTS OF OPERATIONS - SEGMENT BASIS
(Amounts in thousands, except per share data)

                                                              Three months ended September 30     Nine months ended September 30
                                                                         (unaudited)                         (unaudited)
                                                                     2003            2002             2003          2002
                                                              -------------------------------     ------------------------------
MANAGEMENT OPERATIONS
Management fee revenue                                           $  231,747       $  209,068       $  671,730         $  593,895
Service agreement revenue                                             6,667            1,192           20,014             16,310
                                                                 ----------       ----------       ----------         ----------
    Total revenue from management operations                     $  238,414       $  210,260       $  691,744         $  610,205
Cost of management operations                                       169,752          144,801          494,212            421,097
                                                                 ----------       ----------       ----------         ----------
    Income from management operations                            $   68,662       $   65,459       $  197,532         $  189,108
                                                                 ----------       ----------       ----------         ----------
INSURANCE UNDERWRITING OPERATIONS
Premiums earned                                                  $   48,358       $   42,171       $  140,759         $  119,824
                                                                 ----------       ----------       ----------         ----------
Losses and loss adjustment expenses incurred                     $   38,723       $   35,044       $  115,587         $   98,431
Policy acquisition and other underwriting expenses                   14,578           13,416           42,065             37,343
                                                                 ----------       ----------       ----------         ----------
   Total losses and expenses                                     $   53,301       $   48,460       $  157,652         $  135,774
                                                                 ----------       ----------       ----------         ----------
   Underwriting loss                                             $   (4,943)      $   (6,289)      $  (16,893)        $  (15,950)
                                                                 ----------       ----------       ----------         ----------
INVESTMENT OPERATIONS
Net investment income                                            $   14,477       $   13,867       $   43,015         $   40,705
Net realized gains (losses) on investments                            1,846           (4,047)           5,815             (8,628)
Equity in earnings (losses) of limited partnerships                   1,311              803           (1,435)             1,110
Equity in earnings of Erie Family Life Insurance Company              2,160              106            5,019              1,091
                                                                 ----------       ----------       ----------         ----------
   Net revenue from investment operations                        $   19,794       $   10,729       $   52,414         $   34,278
                                                                 ----------       ----------       ----------         ----------

   Income before income taxes                                    $   83,513       $   69,899       $  233,053         $  207,436
Provision for income taxes                                           27,276           23,737           76,458             69,247
                                                                 ----------       ----------       ----------         ----------
   Net income                                                    $   56,237       $   46,162       $  156,595         $  138,189
                                                                 ==========       ==========       ==========         ==========
   Net income per share (basic & diluted)                        $     0.79       $     0.65       $     2.21         $     1.94
                                                                 ==========       ==========       ==========         ==========
   Net income excluding net realized gains (losses) and
    related taxes                                                $   55,038       $   48,793       $  152,815         $  143,797
                                                                 ==========       ==========       ==========         ==========


WEIGHTED AVERAGE SHARES OUTSTANDING                                  70,997           71,006           70,997             71,109
                                                                 ==========       ==========       ==========         ==========


Erie Indemnity Company
CONSOLIDATED STATEMENTS OF OPERATIONS - SEGMENT BASIS - Continued
(Amounts in thousands)

The table below reconciles the Company's GAAP-basis net income to net income excluding net realized gains or losses and related income taxes. Management believes this measure assists the financial statement reader in interpreting and evaluating the financial results of the Company by removing the effects of gain or losses from investment sales, which could significantly impact the Company's financial results from one period to another based on the timing of investment sales and resulting gains or losses, which may or may not be recurring.

                                                               Three months ended September 30    Nine months ended September 30
                                                                         (unaudited)                        (unaudited)
                                                                      2003          2002                2003           2002
                                                                 ---------------------------        -------------------------
    Net income                                                   $   56,237    $   46,162           $  156,595    $  138,189

      Net realized gains (losses) on investments                      1,846        (4,047)               5,815        (8,628)
      Income tax (expense) benefit on realized gains (losses)          (647)        1,416               (2,035)        3,020
                                                                 ----------    ----------           ----------    ----------
         Realized gains (losses) net of income tax (expense)
           benefit                                                    1,199        (2,631)               3,780        (5,608)
                                                                 ----------    ----------           ----------    ----------
    Net income excluding net realized gains (losses) and
       related taxes                                             $   55,038    $   48,793           $  152,815    $  143,797
                                                                 ==========    ==========           ==========    ==========

Erie Indemnity Company
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Amounts in thousands, except per share data)

                                                                 September 30         December 31
                                                                       2003              2002
                                                                   (unaudited)
                                                                 ------------         -----------
ASSETS
Investments
Fixed maturities                                                 $   862,962          $   708,068
Equity securities
    Preferred stock                                                  149,287              157,563
    Common stock                                                      42,886               36,515
Other invested assets                                                110,825               96,613
                                                                 -----------          -----------
    Total investments                                            $ 1,165,960          $   998,759

Cash and cash equivalents                                        $    82,102          $    85,712
Equity in Erie Family Life Insurance Company                          55,045               48,545
Premiums receivable from policyholders                               279,858              239,704
Receivables from affiliates                                          981,063              829,049
Other assets                                                         187,808              155,907
                                                                 -----------          -----------
   Total assets                                                  $ 2,751,836          $ 2,357,676
                                                                 ===========          ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Unpaid losses and loss adjustment expenses                       $   824,568          $   717,015
Unearned premiums                                                    463,620              393,091
Other liabilities                                                    328,720              260,198
                                                                 -----------          -----------
   Total liabilities                                             $ 1,616,908          $ 1,370,304
   Total shareholders' equity                                    $ 1,134,928          $   987,372
                                                                 -----------          -----------
   Total liabilities and shareholders' equity                    $ 2,751,836          $ 2,357,676
                                                                 ===========          ===========
Book value per share                                                  $15.99               $13.91
Shares outstanding                                                    70,997               70,997


Erie Indemnity Company
Segment Information


Management  fee revenue by line of  business:

                                    Three months ended September 30   %      Nine months ended September 30     %
                                        2003           2002         Change        2003           2002         Change
(In thousands)                     ------------------------------------------------------------------------------------
Private passenger auto              $ 121,065       $ 111,942         8.1%    $ 343,820      $ 313,786          9.6%
Commercial auto                        18,008          16,699         7.8        57,115         50,884         12.2
Homeowners                             42,962          35,705        20.3       110,491         92,017         20.1
Commercial multi-peril                 23,127          20,568        12.4        74,573         62,371         19.6
Workers' compensation                  18,716          16,394        14.2        61,344         52,173         17.6
All other lines of business             9,169           7,760        18.2        27,087         22,664         19.5
                                   ---------------------------------------------------------------------------------
     Total                          $ 233,047       $ 209,068        11.5%    $ 674,430      $ 593,895         13.6%

Allowance for management
  fee returned on cancelled
  policies                              1,300               0         0.0         2,700              0          0.0
                                   ---------------------------------------------------------------------------------
Total management fee revenue        $ 231,747       $ 209,068        10.8%    $ 671,730      $ 593,895         13.1%
                                   =================================================================================


Growth rate of policies in force for Property and Casualty Group insurance operations:

                                                             All other
               Private     12-mth.                 12-mth.   lines of     12-mth.    Total       12-mth.
              passenger    growth                  growth    personal     growth    Personal     growth
    Date        auto        rate     Homeowners     rate     business      rate       Lines       rate
------------------------------------------------------------------------------------------------------
12/31/2001   1,432,747      7.1%     1,075,816      9.0%      215,134      11.5%     2,723,697     8.2%
03/31/2002   1,469,617      8.3      1,104,806     10.1       222,061      12.2      2,796,484     9.3
06/30/2002   1,512,335      9.4      1,146,639     11.4       231,951      13.4      2,890,925    10.5
09/30/2002   1,554,425     10.4      1,190,651     13.1       240,410      14.4      2,985,486    11.8
12/31/2002   1,591,161     11.1      1,230,895     14.4       249,544      16.0      3,071,600    12.8
03/31/2003   1,623,429     10.5      1,263,118     14.3       257,327      15.9      3,143,874    12.4
06/30/2003   1,650,225      9.1      1,293,575     12.8       264,423      14.0      3,208,223    11.0
09/30/2003   1,666,285      7.2      1,316,775     10.6       269,640      12.2      3,252,700     9.0

                                                                                     All other
                           12-mth.       CML*     12-mth.                 12-mth.       CML*     12-mth.      Total   12-mth.
                  CML*     growth       multi-    growth      Workers'    growth     lines of    growth        CML*   growth
    Date          auto      rate        peril      rate         comp.      rate       business     rate       Lines    rate
----------------------------------------------------------------------------------------------------------------------------
12/31/2001      96,100      9.7%       166,214     11.6%       52,033      10.3%        71,539     9.9%       385,886   10.7%
03/31/2002      98,926     10.7        171,283     12.5        53,320      10.8         73,392    10.7        396,921   11.5
06/30/2002     102,447     11.6        179,761     13.9        55,607      11.9         75,884    11.7        413,699   12.6
09/30/2002     105,353     11.8        185,608     14.4        57,375      12.5         78,131    11.5        426,467   13.0
12/31/2002     108,069     12.5        190,787     14.8        58,930      13.3         79,772    11.5        437,558   13.4
03/31/2003     109,963     11.2        194,911     13.8        60,104      12.7         81,356    10.9        446,334   12.4
06/30/2003     112,911     10.2        201,614     12.2        61,932      11.4         83,826    10.5        460,283   11.3
09/30/2003     114,339      8.5        205,127     10.5        62,396       8.8         85,789     9.8        467,651    9.7

                          12-mth.
               Total      growth
 Date        All lines     rate
-------------------------------
12/31/2001   3,109,583      8.5%
03/31/2002   3,193,405      9.6
06/30/2002   3,304,624     10.8
09/30/2002   3,411,953     11.9
12/31/2002   3,509,158     12.8
03/31/2003   3,590,208     12.4
06/30/2003   3,668,506     11.0
09/30/2003   3,720,351      9.0

*CML = Commercial



Policy retention trends for Property and Casualty Group insurance operations:

                   Private                                                                      All other
                  passenger         CML*                           CML*         Workers'         lines of
  Date              auto            auto       Homeowners      multi-peril        comp.         business      Total
-------------------------------------------------------------------------------------------------------------------
12/31/2001          92.2%           90.5%          90.2%           88.0%          88.4%           88.2%        90.9%
03/31/2002          92.3            90.9           90.2            88.8           89.3            88.1         90.9
06/30/2002          92.4            91.1           90.4            89.0           89.5            88.3         91.0
09/30/2002          92.5            90.8           90.5            88.7           89.5            88.2         91.1
12/31/2002          92.6            91.0           90.5            88.7           89.4            88.5         91.2
03/31/2003          92.5            91.3           90.6            89.1           90.2            88.5         91.2
06/30/2003          92.2            91.1           90.5            88.4           89.4            88.4         91.0
09/30/2003          91.9            90.4           90.1            88.0           88.9            88.4         90.6

*CML = Commercial


Selected financial data of Erie Insurance Exchange:

The selected financial data below is derived from the Erie Insurance Exchange's financial statements prepared in accordance with Statutory Accounting Principles. In the opinion of management, all adjustments consisting only of normal recurring accruals, considered necessary for a fair presentation have been included. The financial data set forth below is only a summary.

                                                       Three months ended                Nine months ended
                                                   --------------------------       --------------------------
(In thousands)                                     September 30, September 30,      September 30, September 30,
Statutory Accounting Basis                              2003          2002               2003          2002
                                                   --------------------------       --------------------------
                                                            (unaudited)                       (unaudited)
Premiums earned                                    $   866,860   $   754,220        $  2,501,654   $ 2,140,526
                                                   --------------------------       --------------------------
Losses and loss adjustment expenses                $   793,945   $   609,396        $  2,116,828   $ 1,727,052
Insurance underwriting and other expenses              247,732       252,872             756,597       718,881
                                                   --------------------------       --------------------------
Net underwriting loss                              $  (174,817)  $  (108,048)       $   (371,771)  $  (305,407)
                                                   --------------------------       --------------------------
Net investment income                                   61,138        52,569             172,313       166,568
Net realized gains (losses)                             76,693       (43,497)            154,907      (118,331)
Federal income tax benefit                             (12,858)      (32,741)            (59,539)      (68,925)
                                                   --------------------------       --------------------------
Net (loss) income                                  $   (24,128)  $   (66,235)       $     14,988   $  (188,245)
                                                   ==========================       ==========================


                                                               As of
(In thousands)                                     September 30,    December 31,
Statutory Accounting Basis                              2003            2002
                                                   ------------    ------------
                                                    (unaudited)
Cash and invested assets                           $ 6,832,949     $ 5,967,051
Total assets                                         7,949,783       7,007,803
                                                   ===========     ===========
Claims and unearned premium reserves                 4,628,520       3,962,218
Total liabilities                                    5,669,162       4,892,032
                                                   ===========     ===========
Policyholders' surplus                             $ 2,280,621     $ 2,115,771
                                                   ===========     ===========


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